_______________________________________________________



                           LILLY INDUSTRIES, INC.


                                    and


                     KEYCORP SHAREHOLDER SERVICES, INC.


                                Rights Agent



                              RIGHTS AGREEMENT


                        Dated as of January 12, 1996

     _________________________________________________________________

                             TABLE OF CONTENTS

                                                                  Page

     Section 1.     Certain definitions  . . . . . . . . . . . . . . 1

     Section 2.     Appointment of Rights Agent  . . . . . . . . . . 8

     Section 3.     Issue of Right Certificates  . . . . . . . . . . 8

     Section 4.     Form of Right Certificates . . . . . . . . . .  10

     Section 5.     Countersignature and Registration  . . . . . .  11

     Section 6.     Transfer, Split Up, Combination and Exchange
                    of Right Certificates; Mutilated, Destroyed,
                    Lost or Stolen Right Certificates  . . . . . .  12

     Section 7.     Exercise of Rights; Purchase Price;
                    Expiration Date of Rights  . . . . . . . . . .  13

     Section 8.     Cancellation and Destruction of Right
                    Certificates . . . . . . . . . . . . . . . . .  15

     Section 9.     Availability of Common Shares  . . . . . . . .  16

     Section 10.    Common Shares Record Date  . . . . . . . . . .  18

     Section 11.    Adjustment of Purchase Price, Number of
                    Shares or Number of Rights . . . . . . . . . .  19

     Section 12.    Certificate of Adjusted Purchase Price or
                    Number of Shares . . . . . . . . . . . . . . .  34

     Section 13.    Consolidation, Merger or Sale or Transfer of
                    Assets or Earning Power  . . . . . . . . . . .  34

     Section 14.    Fractional Rights and Fractional Shares  . . .  38

     Section 15.    Rights of Action . . . . . . . . . . . . . . .  40

     Section 16.    Agreement of Right Holders . . . . . . . . . .  41

     Section 17.    Right Certificate Holder Not Deemed a
                    Shareholder  . . . . . . . . . . . . . . . . .  42

     Section 18.    Concerning the Rights Agent  . . . . . . . . .  42

     Section 19.    Merger or Consolidation or Change of Name of
                    Rights Agent . . . . . . . . . . . . . . . . .  43

     Section 20.    Duties of Rights Agent . . . . . . . . . . . .  44

     Section 21.    Change of Rights Agent . . . . . . . . . . . .  48

     Section 22.    Issuance of New Right Certificates . . . . . .  49

     Section 23.    Redemption . . . . . . . . . . . . . . . . . .  50

     Section 24.    Exchange . . . . . . . . . . . . . . . . . . .  52

     Section 25.    Notice of Certain Events . . . . . . . . . . .  54

     Section 26.    Notices  . . . . . . . . . . . . . . . . . . .  55

     Section 27.    Supplements and Amendments . . . . . . . . . .  56

     Section 28.    Successors . . . . . . . . . . . . . . . . . .  58

     Section 29.    Benefits of this Agreement . . . . . . . . . .  58

     Section 30.    Severability . . . . . . . . . . . . . . . . .  58

     Section 31.    Governing Law  . . . . . . . . . . . . . . . .  59

     Section 32.    Counterparts . . . . . . . . . . . . . . . . .  60

     Section 33.    Descriptive Headings . . . . . . . . . . . . .  60

                              RIGHTS AGREEMENT



          This AGREEMENT, dated as of January 12, 1996, between Lilly

     Industries, Inc., an Indiana corporation (the "Corporation"), and

     KeyCorp Shareholder Services, Inc., a Delaware corporation  (the

     "Rights Agent").



          WHEREAS, the Board of Directors of the Corporation has

     authorized and declared a dividend distribution of one Common

     Share Purchase Right (hereinafter referred to as a "Right") for each Common Share of the Corporation outstanding and held of record as of the Close of Business on January 26, 1996 (the

     "Record Date"), each Right representing the right to purchase one

     Common Share upon the terms and subject to the conditions herein set forth, and has further authorized and directed the issuance of one Right with respect to each Common Share that shall become outstanding between the Record Date and the earliest of the

     Distribution Date, the Redemption Date and the Final Expiration

     Date.



          Accordingly, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:



          Section 1.     Certain definitions.  For purposes of this

     Agreement, the following terms have the meanings indicated:



          (a)  "Acquiring Person" shall mean (i) any Person (other

     than the Corporation or any Related Person), who or which,

     together with all Affiliates and Associates of such Person, shall be the Beneficial Owner of 15% or more of the Class A Common

     Shares then outstanding, or (ii) any Adverse Person; provided,

     however, that a Person shall not be deemed to have become an

     Acquiring Person solely as a result of a reduction in the number of Class A Common Shares outstanding, unless subsequent to such reduction, such Person or any Affiliate or Associate of such

     Person shall become the Beneficial Owner of any additional Class

     A Common Shares other than as a result of a stock dividend, stock split or similar transaction effected by the Corporation in which all shareholders of Class A Common Shares are treated equally.



          (b)  "Adverse Person" shall mean any Person declared to be an Adverse Person by the Board of Directors upon (i) a

     determination by the Board of Directors, at any time after the date of this Agreement, that such Person, alone or together with its Affiliates and Associates, has become, or has announced an intention to become, in one or more transactions, the Beneficial

     Owner of a number of Class A Common Shares which the Board of

     Directors determines to be substantial (which amount shall in no event be less than 10% of the Class A Common Shares then

     outstanding) and (ii) a determination by at least a majority of the Board of Directors who are not officers of the Corporation,

     after reasonable inquiry and investigation, including

     consultation with such persons as such directors shall deem appropriate, that (A) such Beneficial Ownership by such Person

     (1) is intended to cause the Corporation to repurchase the Class

     A Common Shares beneficially owned by such Person, (2) is

     intended or may reasonably be anticipated to cause pressure on the Corporation to take action or enter into a transaction or series of transactions to provide such Person with short-term financial gain under circumstances in which the Board of

     Directors determines that the best long-term interests of the

     Corporation and its shareholders would not be served by taking such action or entering into such transactions or series of transactions at that time, or (3) is intended or may reasonably be anticipated to permit such Person to acquire control of or a controlling influence over the Corporation, as a result of such

     Beneficial Ownership or one or more subsequent actions or

     transactions, in a manner or pursuant to one or more actions or transactions that the Board determines to be unfair or coercive to shareholders, or (B) such Beneficial Ownership is causing or may reasonably be anticipated to cause a material adverse impact on the business, financial condition or prospects of the

     Corporation (including, without limitation, the Corporation's ability to maintain its competitive position).



          (c)  "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General

     Rules and Regulations under the Securities Exchange Act of 1934,

     as amended (the "Exchange Act"), as in effect on the date of this

     Agreement.



          (d)  A Person shall be deemed the "Beneficial Owner" of and shall be deemed to "beneficially own" any securities:



               (i)  which such Person or any of such person's

          Affiliates or Associates beneficially owns, directly or

          indirectly,

               (ii) which such person or any of such person's

          Affiliates or Associates has (A) the right to acquire

          (whether such right is exercisable immediately or only

          after the passage of time) pursuant to any agreement,

          arrangement or understanding (other than customary

          agreements with and between underwriters and selling

          group members with respect to a bona fide public

          offering of securities), or upon the exercise of

          conversion rights, exchange rights, rights (other than

          these Rights), warrants or options, or otherwise;

          provided, however, that a person shall not be deemed

          the Beneficial Owner of, or to beneficially own,

          securities tendered pursuant to a tender or exchange

          offer made by or on behalf of such Person or any of

          such Person's Affiliates or Associates until such

          tendered securities are accepted for purchase or

          exchange; or (B) the right to vote or dispose of

          pursuant to any agreement, arrangement or

          understanding; provided, however, that a Person shall

          not be deemed the Beneficial Owner of, or to

          beneficially own, any security if the agreement,

          arrangement or understanding to vote such security (1)

          arises solely from a revocable proxy or consent given

          to such Person in response to a public proxy or consent

          solicitation made pursuant to, and in accordance with,

          the applicable rules and regulations promulgated under

          the Exchange Act and (2) is not also then reportable on

          Schedule 13D under the Exchange Act (or any comparable

          or successor report); or

               (iii)     which are beneficially owned, directly

          or indirectly, by any other Person with which such

          Person or any of such Person's Affiliates or Associates

          has any agreement, arrangement or understanding (other

          than customary agreements with and between underwriters

          and selling group members with respect to a bona fide

          public offering of securities) for the purpose of

          acquiring, holding, voting (except to the extent

          contemplated by the proviso to Section 1(d)(ii)(B)) or

          disposing of any securities of the Corporation;

          provided, however, that a Person shall not be deemed

          the Beneficial Owner of, or to beneficially own, any

          security if such beneficial ownership arises solely as

          a result of such Person's status as a "clearing

          agency," as defined in Section 3(a)(23) of the Exchange

          Act.



               Notwithstanding anything in this definition of

          Beneficial Ownership to the contrary, the phrase "then

          outstanding," when used with reference to a Person's

          Beneficial Ownership of securities of the Corporation,

          shall mean the number of such securities then issued

          and outstanding together with the number of such

          securities not then actually issued and outstanding

          which such Person would be deemed to own beneficially

          hereunder.



          (e)  "Business Day" shall mean any day other than a

     Saturday, a Sunday, or a day on which banking institutions in the

     State of Indiana are authorized or obligated by law or executive order to close.



          (f)  "Close of Business" on any given date shall mean 5:00

     P.M., eastern standard time, on such date; provided, however,

     that if such date is not a Business Day it shall mean 5:00 P.M.,

     eastern standard time, on the next succeeding Business Day.



          (g)  "Common Shares" when used with reference to the

     Corporation shall mean the shares of Class A and Class B common stock, without par value, of the Corporation. "Class A Common

     Shares" when used with reference to the Corporation shall mean the shares of Class A common stock, no par value, of the

     Corporation.  "Class B Common Shares" when used with reference to the Corporation shall mean the shares of Class B common stock, no par value of the Corporation.  "Common Shares" when used with reference to any Person other than the Corporation (including an

     Issuer as defined in Section 13) shall mean the capital stock or equity security with the greatest voting power of such other

     Person.



          (h)  "Distribution Date" shall mean the earlier of (i) the

     Close of Business on the tenth calendar day after the Share

     Acquisition Date or (ii) the Close of Business on the tenth business day (or such later date as may be determined by action of the Board of Directors prior to such time as any person becomes an Acquiring Person) after the date of the commencement by any Person (other than the Corporation or any Related Person),

     or of the first public announcement of the intention of any

     Person (other than the Corporation or any Related Person), to commence a tender or exchange offer, the consummation of which would result in any Person becoming the Beneficial Owner of Class

     A Common Shares aggregating 30% or more of the then outstanding

     Class A Common Shares (including any such date which is after the date of this Agreement and prior to the issuance of the Rights).



          (i)  "Final Expiration Date" shall have the meaning set

     forth in Section 7.



          (j)  "Person" shall mean any individual, firm, corporation or other entity, and shall include any successor (by merger or otherwise) of such entity.



          (k)  "Purchase Price" shall have the meaning set forth in

     Section 7.



          (l)  "Redemption Date" shall have the meaning set forth in

     Section 7.



          (m)  "Related Person" shall mean (i) any Subsidiary of the

     Corporation, (ii) any employee benefit or stock ownership plan of the Corporation or any entity holding Common Shares for or pursuant to the terms of any such plan, or (iii) any Person who acquires Common Shares from the Corporation or any other Related

     Person in one or a series of related transactions, each of which is approved by the Board of Directors; provided, however, that if any Person who becomes a Related Person solely by virtue of subsection (iii) above, or any Affiliate or Associate of such

     Person, subsequently becomes the Beneficial Owner of any

     additional Common Shares in a transaction or transactions not approved by the Board of Directors, such Person shall no longer be deemed a "Related Person" with respect to all Common Shares of which it, or any of its Affiliates or Associates, is the

     Beneficial Owner."



          (n)  "Share Acquisition Date" shall mean the first date of public announcement by the Corporation or an Acquiring Person that an Acquiring Person has become such.



          (o)  "Subsidiary" of any Person shall mean any corporation or other entity of which a majority of the voting power of the voting equity securities or equity interest is owned, directly or indirectly, by such Person.



          Section 2.     Appointment of Rights Agent.  The Corporation

     hereby appoints the Rights Agent to act as agent for the

     Corporation and the holders of the Rights (who, in accordance with Section 3, shall prior to the Distribution Date also be the holders of the Common Shares) in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment.  The Corporation may from time to time appoint such co-Rights Agents as it may deem necessary or desirable.

          Section 3.  Issue of Right Certificates.

          (a)  Until the Distribution Date, (i) the Rights will be

     evidenced (subject to the provisions of Section 3(b)) by the certificates for Common Shares registered in the names of the holders thereof (which certificates shall also be deemed to be

     Right Certificates) and not by separate Right Certificates, and

     (ii) the right to receive Right Certificates will be transferable only in connection with the transfer of Common Shares. As soon as practicable after the written notification to the Rights Agent by the Company of the Distribution Date, the Corporation will prepare and execute, the Rights Agent will countersign, and the

     Corporation will send or cause to be sent (and the Rights Agent will, if requested, send) by first-class, postage-prepaid mail,

     to each record holder of Common Shares as of the close of

     business on the Distribution Date, at the address of such holder shown on the records of the Corporation, a Right Certificate, in substantially the form of Exhibit A hereto (a "Right

     Certificate"), evidencing one Right for each Common Share so held.  As of the Distribution Date, the Rights will be evidenced solely by such Right Certificates or brokers' due bills.



          (b)  On the Record Date, or as soon as practicable

     thereafter, the Corporation will send a copy of a Summary of

     Rights to Purchase Common Shares, in substantially the form of

     Exhibit B hereto (the "Summary of Rights"), by first-class,

     postage-prepaid mail, to each record holder of Common Shares as of the close of business on the Record Date, at the address of such holder shown on the records of the Corporation.  With respect to certificates for Common Shares outstanding as of the

     Record Date, until the Distribution Date, the Rights will be evidenced by such certificates registered in the names of the holders thereof together with a copy of the Summary of Rights attached thereto.  Until the Distribution Date (or the earlier of the Redemption Date or the Final Expiration Date), the surrender for transfer of any certificate for Common Shares outstanding on the Record Date, with or without a copy of the Summary of Rights attached thereto, shall also constitute the transfer of the

     Rights associated with the Common Shares represented thereby.



          (c)  Certificates for Common Shares which become outstanding

     (including, without limitation, reacquired Common Shares referred to in the last sentence of this paragraph (c)) after the Record

     Date but prior to the earliest of the Distribution Date, the

     Redemption Date or the Final Expiration Date shall have impressed on, printed on, written on or otherwise affixed to them the following legend:



               This certificate also evidences and entitles the holder hereof to certain rights as set forth in a Rights Agreement between Lilly Industries, Inc. and KeyCorp Shareholder Service, Inc., dated as of January 12, 1996 (the "Rights Agreement"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of Lilly Industries, Inc. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. Lilly Industries, Inc. will mail to the holder of this certificate a copy of the Rights Agreement without charge after receipt of a written request therefor. As described in the Rights Agreement, Rights issued to any Person who becomes an Acquiring Person (as defined in the Rights Agreement) shall become null and void.



     With respect to such certificates containing the foregoing legend, until the Distribution Date, the Rights associated with the Common Shares represented by such certificates shall be evidenced by such certificates alone, and the surrender for transfer of any such certificate shall also constitute the transfer of the Rights associated with the Common Shares

     represented thereby.  In the event that the Corporation purchases or acquires any Common Shares after the Record Date but prior to the Distribution Date, any Rights associated with such Common

     Shares shall be deemed cancelled and retired so that the

     Corporation shall not be entitled to exercise any Rights

     associated with the Common Shares which are no longer

     outstanding.



          Section 4.  Form of Right Certificates.  The Right

     Certificates (and the forms of election to purchase Common Shares and of assignment to be printed on the reverse thereof) shall be substantially the same as Exhibit A hereto and may have such marks of identification or designation and such legends,

     summaries or endorsements printed thereon as the Corporation may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Rights may from time to time be listed, or to conform to usage.  Subject to the provisions of Section 22, the Right

     Certificates shall entitle the holders thereof to purchase such number of Common Shares as shall be set forth therein at the price per Common Share set forth therein (the "Purchase Price"),

     but the number of such Common Shares and the Purchase Price shall be subject to adjustment as provided herein.



          Section 5.  Countersignature and Registration.  The Right

     Certificates shall be executed on behalf of the Corporation by its Chairman of the Board, its President, any of its Vice

     Presidents, or its Secretary or Assistant Secretary, either manually or by facsimile signature, shall have affixed thereto the Corporation's seal or a facsimile thereof, if any, and shall be attested by the Secretary or any Assistant Secretary of the

     Corporation, either manually or by facsimile signature.  The

     Right Certificates shall be manually countersigned by the Rights

     Agent and shall not be valid for any purpose unless

     countersigned.  In case any officer of the Corporation who shall have signed any of the Right Certificates shall cease to be such officer of the Corporation before countersignature by the Rights

     Agent and issuance and delivery by the Corporation, such Right

     Certificates, nevertheless, may be countersigned by the Rights

     Agent and issued and delivered by the Corporation with the same force and effect as though the person who signed such Right

     Certificates had not ceased to be such officer of the

     Corporation; and any Right Certificate may be signed on behalf of the Corporation by any person who, at the actual date of the execution of such Right Certificate, shall be a proper officer of the Corporation to sign such Right Certificate, although at the date of the execution of this Rights Agreement any such person was not such an officer.

          Following the Distribution Date, the Rights Agent will keep or cause to be kept, at its principal office, books for

     registration and transfer of the Right Certificates issued hereunder.  Such books shall show the names and addresses of the respective holders of the Right Certificates, the number of

     Rights evidenced on its face by each of the Right Certificates and the date of each of the Right Certificates.



          Section 6.  Transfer, Split Up, Combination and Exchange of

     Right Certificates; Mutilated, Destroyed, Lost or Stolen Right

     Certificates.  Subject to the provisions of Section 14, at any time after the Close of Business on the Distribution Date, and at or prior to the Close of Business on the earlier of the

     Redemption Date or the Final Expiration Date, any Right

     Certificate or Right Certificates (other than Right Certificates representing Rights that have become void pursuant to Section

     11(a)(ii) or that have been exchanged pursuant to Section 24) may be transferred, split up, combined or exchanged for another Right

     Certificate or Right Certificates, entitling the registered holder to purchase a like number of Common Shares as the Right

     Certificate or Right Certificates surrendered then entitled each holder to purchase. Any registered holder desiring to transfer,

     split up, combine or exchange any Right Certificate or Right

     Certificates shall make such request in writing delivered to the

     Rights Agent, and shall surrender the Right Certificate or Right

     Certificates to be transferred, split up, combined or exchanged at the office of the Rights Agent designated for such purpose.

     Thereupon, the Rights Agent shall countersign and deliver to the person entitled thereto a Right Certificate or Right

     Certificates, as the case may be, as so requested. The

     Corporation may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer, split up, combination or exchange of Right

     Certificates.



          Upon receipt by the Corporation and the Rights Agent of

     evidence reasonably satisfactory to them of the loss, theft,

     destruction or mutilation of a Right Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to them, and, at the Corporation's request,

     reimbursement to the Corporation and the Rights Agent of all reasonable expenses incidental thereto, and upon surrender to the

     Rights Agent and cancellation of the Right Certificate if

     mutilated, the Corporation will make and deliver a new Right

     Certificate of like tenor to the Rights Agent for delivery to the registered holder in lieu of the Right Certificate so lost,

     stolen, destroyed or mutilated.



          Section 7.  Exercise of Rights; Purchase Price; Expiration

     Date of Rights.

          (a)  The registered holder of any Right Certificate may

     exercise the Rights evidenced thereby (except as otherwise provided herein) in whole or in part at any time after the

     Distribution Date upon surrender of the Right Certificate, with the form of election to purchase on the reverse side thereof duly executed, to the Rights Agent at the office of the Rights Agent designated for such purpose, together with payment of the

     Purchase Price for each Common Share as to which the Rights are exercised, at or prior to the earliest of (i) the close of business on January 12, 2006 (the "Final Expiration Date"), (ii)

     the time at which the Rights are redeemed as provided in Section

     23 (the "Redemption Date"), or (iii) the time at which such

     Rights are exchanged as provided in Section 24.



          (b)  The "Purchase Price" for each Common Share pursuant to the exercise of a Right shall initially be $55.00, shall be subject to adjustment from time to time as provided in Sections

     11 and 13 and shall be payable in lawful money of the United

     States of America in accordance with paragraph (c) below.



          (c)  Upon receipt of a Right Certificate representing

     exercisable Rights, with the form of election to purchase duly executed, accompanied by payment of the Purchase Price for the shares to be purchased and an amount equal to any applicable transfer tax required to be paid by the holder of such Right

     Certificate in accordance with Section 9 by certified check,

     cashier's check or money order payable to the order of the

     Corporation, the Rights Agent shall thereupon promptly (i) (A)

     requisition from any transfer agent of the Common Shares

     certificates for the number of Common Shares to be purchased and the Corporation hereby irrevocably authorizes its transfer agent to comply with all such requests, or (B) requisition from the depositary agent depositary receipts representing such number of

     Common Shares as are to be purchased (in which case certificates for the Common Shares represented by such receipts shall be deposited by the transfer agent with the depositary agent) and the Corporation hereby directs the depositary agent to comply with such request, (ii) when appropriate, requisition from the

     Corporation the amount of cash to be paid in lieu of issuance of fractional shares in accordance with Section 14, (iii) after receipt of such certificates or depositary receipts, cause the same to be delivered to or, upon the order of the registered holder of such Right Certificate, registered in such name or names as may be designated by such holder and (iv) when

     appropriate, after receipt, deliver such cash to or upon the order of the registered holder of such Right Certificate.



          (d)  In case the registered holder of any Right Certificate shall exercise less than all the Rights evidenced thereby, a new

     Right Certificate evidencing Rights equivalent to the Rights remaining unexercised shall be issued by the Rights Agent to the registered holder of such Right Certificate or to his duly authorized assigns, subject to the provisions of Section 14.



          (e)  The Corporation covenants and agrees that it will cause to be reserved and kept available out of its authorized and unissued Common Shares the number of Common Shares that will be sufficient to permit the exercise in full of all outstanding

     Rights in accordance with this Section 7.  To the extent that there are insufficient authorized but unissued Common Shares to permit such a reservation, the Corporation covenants and agrees that it will use its reasonable best efforts to cause the

     additional authorization to occur.



          Section 8.  Cancellation and Destruction of Right

     Certificates. All Right Certificates surrendered for the purpose of exercise, transfer, split up, combination or exchange shall,

     if surrendered to the Corporation or to any of its agents, be delivered to the Rights Agent for cancellation or in cancelled form, or, if surrendered to the Rights Agent, shall be cancelled by it, and no Right Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this

     Rights Agreement. The Corporation shall deliver to the Rights

     Agent for cancellation and retirement, and the Rights Agent shall so cancel and retire, any other Right Certificate purchased or acquired by the Corporation otherwise than upon the exercise thereof.  The Rights Agent shall deliver all cancelled Right

     Certificates to the Corporation, or shall, at the written request of the Corporation, provide the Corporation with a microfiche copy thereof and destroy such cancelled Right Certificates, and deliver a certificate of destruction thereof to the Corporation.



          Section 9.  Availability of Common Shares.

          (a)  If the class of Common Shares issuable and deliverable upon the exercise of Rights are listed on any national securities exchange, the Corporation shall use its reasonable best efforts to cause, from and after such time as the Rights become

     exercisable, all Common Shares of such class reserved for

     issuance to be listed on such exchange upon official notice of issuance upon such exercise.



          (b)  The Corporation shall use its reasonable best efforts to (i) file, as soon as practicable following the later to occur of an event described in Section 11(a)(ii) or Section 13 or the

     Distribution Date, if necessary, a registration statement under the Securities Act of 1933, as amended (the "Act"), with respect to the securities purchasable upon exercise of the Rights on an appropriate form, (ii) cause such registration statement to become effective as soon as practicable after such filing and

     (iii) cause such registration statement to remain effective (with a prospectus at all times meeting the requirements of the Act)

     until the earlier of (A) the date as of which the Rights are no longer exercisable for such securities, and (B) the earlier of the Final Expiration Date or the Redemption Date.  The

     Corporation will also take such action as may be appropriate under, or to ensure compliance with, the securities or "blue sky"

     laws of the various states in connection with the exercisability of the Rights; provided, however, that the Corporation may temporarily suspend the exercisability of the Rights to prepare and file such registration statement and permit it to become effective and, upon any such suspension, the Corporation shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect.  Notwithstanding any such provision of this Agreement to the contrary, the Rights shall not be exercisable in any

     jurisdiction unless the requisite qualification in such

     jurisdiction shall have been obtained.



          (c)  The Corporation covenants and agrees that it will take all such action as may be necessary to ensure that all Common

     Shares delivered upon exercise of Rights shall, at the time of delivery of the certificates for such Common Shares (subject to payment of the Purchase Price), be duly and validly authorized and issued and fully paid and nonassessable shares.



          (d)  The Corporation further covenants and agrees that it

     will pay when due and payable any and all federal and state transfer taxes and charges which may be payable in respect of the issuance or delivery of the Right Certificates or of any Common

     Shares upon the exercise of Rights.  The Corporation shall not,

     however, be required to pay any transfer tax which may be payable in respect of any transfer or delivery of Right Certificates to a person other than, or the issuance or delivery of certificates or depositary receipts for the Common Shares in a name other than that of, the registered holder of the Right Certificate

     evidencing Rights surrendered for exercise or to issue or to deliver any certificates or depositary receipts for Common Shares upon the exercise of any Rights until any such tax shall have been paid (any such tax being payable by the holder of such Right

     Certificate at the time of surrender) or until it has been established to the Corporation's reasonable satisfaction that no such tax is due.



          Section 10.  Common Shares Record Date.  Each person in

     whose name any certificate for Common Shares is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of the Common Shares represented thereby on, and such certificate shall be dated, the date upon which the Right Certificate evidencing such Rights was duly surrendered and payment of the Purchase Price (and any applicable transfer taxes) was made; provided, however, that if the date of such surrender and payment is a date upon which the Common Shares transfer books of the Corporation are closed, such person shall be deemed to have become the record holder on such succeeding

     Business Day on which the Common Shares transfer books of the

     Corporation are open.  Prior to the exercise of the Rights evidenced thereby, the holder of a Right Certificate shall not be entitled to any rights of a holder of Common Shares for which the

     Rights shall be exercisable, including, without limitation, the right to vote, to receive dividends or other distributions or to exercise any preemptive rights, if any, and shall not be entitled to receive any notice of any proceedings of the Corporation,

     except as provided herein.



          Section 11.  Adjustment of Purchase Price, Number of Shares

     or Number of Rights.  The Purchase Price, the number of Common

     Shares covered by each Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this

     Section 11.



               (a)  (i)  In the event the Corporation shall at

          any time after the date of this Agreement (A) declare a

          dividend on the Common Shares payable in Common Shares,

          (B) subdivide the outstanding Common Shares, (C)

          combine the outstanding Common Shares into a smaller

          number of Common Shares or (D) issue any shares of its

          capital stock in a reclassification of the Common

          Shares (including any such reclassification in

          connection with a consolidation or merger in which the

          Corporation is the continuing or surviving

          corporation), except as otherwise provided in this

          Section 11(a), the Purchase Price in effect at the time

          of the record date for such dividend or of the

          effective date of such subdivision, combination or

          reclassification, and the number and kind of shares of

          capital stock issuable on such date, shall be

          proportionately adjusted so that the holder of any

          Right exercised after such time shall be entitled to

          receive the aggregate number and kind of shares of

          capital stock which, if such Right had been exercised

          immediately prior to such date and at a time when the

          Common Shares transfer books of the Corporation were

          open, he would have owned upon such exercise and been

          entitled to receive by virtue of such dividend,

          subdivision, combination or reclassification; provided,

          however, that in no event shall the consideration to be

          paid upon the exercise of one Right be less than the

          aggregate par value, if any, of the shares of capital

          stock of the Corporation issuable upon exercise of one

          Right.



               (ii) Subject to Section 24 of this Agreement, in

          the event that

                    (A)  any Acquiring Person or any

               Associate or Affiliate of any Acquiring

               Person, at any time after the date of this

               Agreement, directly or indirectly, shall (1)

               merge into the Corporation or otherwise

               combine with the Corporation and the

               Corporation shall be the continuing or
               surviving corporation of such merger or

               combination (other than in a transaction

               subject to Section 13), (2) merge or

               otherwise combine with any Subsidiary of the

               Corporation, (3) in one or more transactions

               (other than in connection with the exercise

               of Rights or the exercise or conversion of

               securities exercisable or convertible into

               capital stock of the Corporation or any of

               its Subsidiaries) transfer any assets to the

               Corporation or any of its Subsidiaries in

               exchange (in whole or in part) for shares of

               any class of capital stock of the Corporation

               or any of its Subsidiaries or for securities

               exercisable for or convertible into shares of

               any class of capital stock of the Corporation

               or of any of its Subsidiaries, or otherwise

               obtain from the Corporation or any of its

               Subsidiaries, with or without consideration,

               any additional shares of any class of capital

               stock of the Corporation or any of its

               Subsidiaries or securities exercisable for or

               convertible into shares of any class of

               capital stock of the Corporation or any of

               its Subsidiaries (other than as part of a pro

               rata distribution to all holders of such

               shares of any class of capital stock of the

               Corporation, or any of its Subsidiaries), (4)

               sell, purchase, lease, exchange, mortgage, pledge, transfer or otherwise dispose (in one or more transactions) of any assets

               (including securities) to, from, with or of,

               as the case may be, the Corporation or any of

               its Subsidiaries (other than in a transaction

               subject to Section 13), (5) receive any

               compensation from the Corporation or any of

               its Subsidiaries other than compensation as a

               director or for full-time employment as a

               regular employee, in either case, at rates in

               accordance with the Corporation's (or its

               Subsidiaries') past practices, or (6) receive

               the benefit, directly or indirectly (except

               proportionately as a shareholder), of any

               loans, advances, guarantees, pledges or other

               financial assistance or any tax credits or

               other tax advantage provided by the

               Corporation or any of its Subsidiaries, or



                    (B)  during such time as there is an

               Acquiring Person, there shall be any

               reclassification of securities (including any

               reverse stock split), or recapitalization or

               reorganization of the Corporation, or any

               merger or consolidation of the Corporation

               with any of its Subsidiaries or any other

               transaction or series of transactions

               involving the Corporation or any of its

               Subsidiaries (whether or not with or into or otherwise involving an Acquiring Person),

               other than a transaction subject to Section

               13, which has the effect, directly or

               indirectly, of increasing by more than 1% the

               proportionate share of the outstanding shares

               of any class of equity securities of the

               Corporation or any of its Subsidiaries

               beneficially owned by any Acquiring Person or

               any Affiliate or Associate thereof, or



                    (C)  any Person (other than the

               Corporation or any Related Person) who or

               which, together with all Affiliates and

               Associates of such Person, shall at any time

               after the date of this Agreement, become the

               Beneficial Owner of 15% or more of the Class

               A Common Shares then outstanding (other than

               pursuant to any transaction set forth in

               Section 13); provided, however, that a Person

               shall not be deemed to have become the

               Beneficial Owner of 15% or more of the Common

               Shares then outstanding for the purposes of

               this Section 11(a)(ii)(C) solely as a result

               of a reduction in the number of Common Shares

               outstanding, unless subsequent to such

               reduction such Person or any Affiliate or

               Associate of such Person shall become the

               Beneficial Owner of any additional Class A

               Common Shares, or

                    (D)  any Person is declared to be an

               Adverse Person by the Board of Directors,



          then each holder of a Right shall thereafter have a right to receive, upon exercise thereof in accordance with the terms of this Agreement and in lieu of the number of Common Shares for which the Right is then exercisable, such number of

          Common Shares of the Corporation as shall equal the result obtained by (x) multiplying the then current Purchase Price by the number of Common Shares for which a Right is then

          exercisable and dividing that product by (y) 50% of the then current per share market price of the Corporation's Class A

          Common Shares (determined pursuant to Section 11(d) on the date such Person became an Acquiring Person).  In the event that any Person shall become an Acquiring Person and the

          Rights shall then be outstanding, the Corporation shall not take any action which would eliminate or diminish the

          benefits intended to be afforded by the Rights.



               From and after the occurrence of the earlier of the

          events described in clauses (A), (B), (C) and (D) above, any

          Rights that are or were acquired or beneficially owned by

          such Acquiring Person (or any Associate or Affiliate of such

          Acquiring Person) shall be void and any holder of such

          Rights shall thereafter have no right to exercise such

          Rights under any provision of this Agreement.  No Right

          Certificate shall be issued pursuant to Section 3 that

          represents Rights beneficially owned by an Acquiring Person whose Rights would be void pursuant to the preceding sentence or any Associate or Affiliate thereof; no Right

          Certificate shall be issued at any time upon the transfer of any Rights to an Acquiring Person whose Rights would be void pursuant to the preceding sentence or any Associate or

          Affiliate thereof or to any nominee of such Acquiring

          Person, Associate or Affiliate; and any Right Certificate

          delivered to the Rights Agent for transfer to an Acquiring

          Person whose Rights would be void pursuant to the preceding sentence or any Associate or Affiliate thereof shall be

          cancelled.



               (iii)     In the event that there shall not be

          sufficient Common Shares authorized and unissued to

          permit the exercise in full of the Rights in accordance

          with the foregoing subparagraph (ii), the Corporation

          shall take all such action as may be necessary to

          authorize additional Common Shares for issuance upon

          exercise of the Rights.  However, if the Corporation is

          unable to cause the authorization of additional Common

          Shares within 90 calendar days after the occurrence of

          an event in Section 11(a)(ii), then, notwithstanding

          anything in this Agreement to the contrary, the

          Corporation shall determine the excess of the value of

          the Common Shares issuable upon the exercise of a Right

          over the Purchase Price (such excess being hereinafter

          referred to as the "Spread") and shall be obligated to

          deliver, upon the surrender of such Right and without

          requiring payment of the Purchase Price, Common Shares

          (to the extent available) and cash (to the extent permitted by applicable law and any agreements or instruments to which the Corporation is a party in

          effect immediately prior to the first occurrence of an

          event in Section 11(a)(ii)) in an amount equal to the

          Spread.  To the extent that any legal or contractual

          restrictions prevent the Corporation from paying the

          full amount of cash payable in accordance with the

          foregoing sentence, the Corporation shall pay to

          holders of the Rights as to which such payments are

          payable all amounts which are not then restricted on a

          pro rata basis and shall continue to make payments on a

          pro rata basis as funds become available until the full

          amount due to each such Right holder has been paid.



          (b)  In case the Corporation shall fix a record date for the issuance of rights, options or warrants to all holders of Common

     Shares entitling them (for a period expiring within 45 calendar days after such record date) to subscribe for or purchase Common

     Shares (or shares having the same rights, privileges and

     preferences as the Common Shares ("equivalent common shares")) or securities convertible into Common Shares or equivalent common shares at a price per Common Share or equivalent common share (or having a conversion price per share, if a security convertible into Common Shares or equivalent common shares) less than the then current per share market price of the Common Shares (as defined in Section 11(d)) on such record date, the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of Common Shares outstanding on such record date plus the number of Common Shares which the aggregate offering price of the total number of Common Shares and/or equivalent common shares so to be offered (and/or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such current market price and the denominator of which shall be the number of Common Shares outstanding on such record date plus the number of additional Common Shares and/or equivalent common shares to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially

     convertible); provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value, if any, of the shares of capital stock of the Corporation issuable upon exercise of one Right. In case such subscription price may be paid in a consideration part or all of which shall be in a form other than cash, the value of such consideration shall be as determined in good faith by the

     Board of Directors of the Corporation, whose determination shall be described in a statement filed with the Rights Agent.  Common

     Shares owned by or held for the account of the Corporation shall not be deemed outstanding for the purpose of any such

     computation. Such adjustment shall be made successively whenever such a record date is fixed; and in the event that such rights,

     options or warrants are not so issued, the Purchase Price shall be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.



          (c)  In case the Corporation shall fix a record date for the making of a distribution to all holders of the Common Shares

     (including any such distribution made in connection with a consolidation or merger in which the Corporation is the

     continuing or surviving corporation) of evidences of indebtedness or assets (other than a regular quarterly cash dividend or a dividend payable in Common Shares) or subscription rights or warrants (excluding those referred to in Section 11(b)), the

     Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect

     immediately prior to such record date by a fraction, the

     numerator of which shall be the then current per share market price of the Common Shares on such record date less the fair market value (as determined in good faith by the Board of

     Directors of the Corporation, whose determination shall be described in a statement filed with the Rights Agent) of the portion of the assets or evidences of indebtedness so to be distributed, or of such subscription rights or warrants

     applicable, to one Common Share and the denominator of which shall be such current per share market price of the Common

     Shares; provided, however, that in no event shall the

     consideration to be paid upon the exercise of one Right be less than the aggregate par value, if any, of the shares of capital stock of the Corporation to be issued upon exercise of one Right.

     Such adjustments shall be made successively whenever such a record date is fixed; and in the event that such distribution is not so made, the Purchase Price shall again be adjusted to be the

     Purchase Price which would then be in effect if such record date had not been fixed.



          (d) (i) For the purpose of any computation hereunder, the "current per share market price" of any security (a

          "Security" for the purpose of this Section 11(d)(i)) on

          any date shall be deemed to be the average of the daily

          closing prices per share of such Security for the 30

          consecutive Trading Days immediately prior to such

          date; provided, however, that in the event that the

          current per share market price of the Security is

          determined during a period following the announcement

          by the issuer of such Security of (A) a dividend or

          distribution on such Security payable in shares of such

          Security or securities convertible into such shares, or

          (B) any subdivision, combination or reclassification of

          such Security, and prior to the expiration of 30

          Trading Days after the ex-dividend date for such

          dividend or distribution, or the record date for such

          subdivision, combination of reclassification, then, and

          in each such case, the current per share market price

          shall be appropriately adjusted to reflect the current

          market price per share equivalent of such Security.

          The closing price for each day shall be the last sale

          price, regular way, or, in case no such sale takes

          place on such day, the average of the closing bid and

          asked prices, regular way, in either case as reported

          in the principal consolidated transaction reporting

          system with respect to securities listed or admitted to

          trading on the New York Stock Exchange or, if the

          Security is not listed or admitted to trading on the

          New York Stock Exchange, as reported in the principal

          consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Security is listed or

          admitted to trading or, if the Security is not listed

          or admitted to trading on any national securities

          exchange, the last quoted price or, if not so quoted,

          the average of the high bid and low asked prices in the

          over-the-counter market, as reported by the National

          Association of Securities Dealers, Inc. Automated

          Quotations System ("NASDAQ") or such other system then

          in use, or, if on any such date the Security is not

          quoted by any such organization, the average of the

          closing bid and asked prices as furnished by a

          professional market maker making a market in the

          Security selected by the Board of Directors of the

          Corporation.  The term "Trading Day" shall mean a day

          on which the principal national securities exchange on

          which the Security is listed or admitted to trading is

          open for the transaction of business or, if the

          Security is not listed or admitted to trading on any

          national securities exchange, a Business Day.



               (ii) For the purpose of any computation hereunder,

          the "current per share market price" of the Common

          Shares shall be determined in accordance with the

          method set forth in Section 11(d)(i).  If the Common

          Shares are not publicly held or so listed or traded,

          "current per share market price" shall mean the fair

          value per share as determined in good faith by the

          Board of Directors of the Corporation, whose determination shall be described in a statement filed with the Rights Agent.  With respect to the Class B

          Common Shares, the determination of "current per share

          market price" by the Board of Directors shall be

          conclusively presumed to be a good faith determination

          if it equals the "current per share market price" of

          the Class A Common Shares and if there have been no

          stock dividends or stock reclassifications that

          affected the Class A Common Shares and the Class B

          Common Shares disparately from and after the date

          hereof.



          (e)  No adjustment in the Purchase Price shall be required unless such adjustment would require an increase or decrease of at least 1% in the Purchase Price; provided, however, that any adjustments which by reason of this Section 11(e) are not

     required to be made shall be carried forward and taken into account in any subsequent adjustment.  All calculations under this Section 11 shall be made to the nearest cent or to the nearest one ten-thousandth of a Common Share or one ten-

     thousandth of any other share or security as the case may be.

     Notwithstanding the first sentence of this Section 11(e), any adjustment required by this Section 11 shall be made no later than the earlier of (i) three years from the date of the

     transaction which requires such adjustment or (ii) the date of the expiration of the right to exercise any Rights.



          (f)  If as a result of an adjustment made pursuant to

     Section 11(a), the holder of any Right thereafter exercised shall become entitled to receive any shares of capital stock of the

     Corporation other than Common Shares, thereafter the number of such other shares so receivable upon exercise of any Right shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Shares contained in Section 11(a) through

     (c), inclusive, and the provisions of Sections 7, 9, 10 and 13 with respect to the Common Shares shall apply on like terms to any such other shares.



          (g)  All Rights originally issued by the Corporation

     subsequent to any adjustment made to the Purchase Price hereunder shall evidence the right to purchase, at the adjusted Purchase

     Price, the number of Common Shares purchasable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.



          (h)  Unless the Corporation shall have exercised its

     election as provided in Section 11(i), upon each adjustment of the Purchase Price as a result of the calculations made in

     Sections 11(b) and (c), each Right outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Purchase Price, that number of

     Common Shares (calculated to the nearest one ten-thousandth of a

     Common Share) obtained by (i) multiplying (x) the number of

     Common Shares covered by a Right immediately prior to this adjustment by (y) the Purchase Price in effect immediately prior to such adjustment of the Purchase Price and (ii) dividing the product so obtained by the Purchase Price in effect immediately after such adjustment of the Purchase Price.



          (i)  The Corporation may elect on or after the date of any adjustment of the Purchase Price to adjust the number of Rights in substitution for any adjustment in the number of Common Shares purchasable upon the exercise of a Right. Each of the Rights outstanding after such adjustment of the number of Rights shall be exercisable for the number of Common Shares for which a Right was exercisable immediately prior to such adjustment.  Each Right held of record prior to such adjustment of the number of Rights shall become that number of Rights (calculated to the nearest one ten-thousandth) obtained by dividing the Purchase Price in effect immediately prior to adjustment of the Purchase Price by the

     Purchase Price in effect immediately after adjustment of the

     Purchase Price.  The Corporation shall make a public announcement of its election to adjust the number of Rights, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made.  This record date may be the date on which the purchase price is adjusted or any day

     thereafter, but, if the Right Certificates have been issued,

     shall be at least 10 days later than the date of the public announcement.  If Right Certificates have been issued, upon each adjustment of the number of Rights pursuant to this Section

     11(i), the Corporation shall, as promptly as practicable, cause to be distributed to holders of record of Right Certificates on such record date Right Certificates evidencing, subject to

     Section 14, the additional Rights to which such holders shall be entitled as a result of such adjustment, or, at the option of the

     Corporation, shall cause to be distributed to such holders of record in substitution and replacement for the Right Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Corporation, new Right

     Certificates evidencing all the Rights to which such holders shall be entitled after such adjustment.  Right Certificates so to be distributed shall be issued, executed and countersigned in the manner provided for herein and shall be registered in the names of the holders of record of Right Certificates on the record date specified in the public announcement.



          (j)  Irrespective of any adjustment or change in the

     Purchase Price or the number of Common Shares issuable upon the exercise of the Rights, the Right Certificates theretofore and thereafter issued may continue to express the Purchase Price and the number of Common Shares which were expressed in the initial

     Right Certificates issued hereunder.



          (k)  Before taking any action that would cause an adjustment reducing the Purchase Price below the then par value, if any, of the Common Shares issuable upon exercise of the Rights, the

     Corporation shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the

     Corporation may validly and legally issue fully paid and

     nonassessable Common Shares at such adjusted Purchase Price.



          (l)  In any case in which this Section 11 shall require that an adjustment in the Purchase Price be made effective as of a record date for a specified event, the Corporation may elect to defer, until the occurrence of such event, issuing to the holder of any Right exercised after such record date the Common Shares and other capital stock or securities of the Corporation, if any,

     issuable upon such exercise over and above the Common Shares and other capital stock or securities of the Corporation, if any,

     issuable on the basis of the Purchase Price in effect prior to such adjustment; provided, however, that the Corporation shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares upon the occurrence of the event requiring such adjustment.



          (m)  Anything in this Section 11 to the contrary

     notwithstanding, the Corporation shall be entitled to make such reductions in the Purchase Price, in addition to those

     adjustments expressly required by this Section 11, as and to the extent that it in its sole discretion shall determine to be advisable in order that any (i) consolidation or subdivision of the Common Shares, (ii) issuance wholly for cash or any Common

     Shares at less than the current market price, (iii) issuance wholly for cash or Common Shares or securities which by their terms are convertible into or exchangeable for Common Shares,

     (iv) dividends on Common Shares payable in Common Shares, or (v)

     issuance of rights, options or warrants referred to hereinabove in Section 11(b), hereafter made by the Corporation to holders of its Common Shares shall not be taxable to such shareholders.



          (n)  In the event that at any time after the date of this

     Agreement and prior to the Distribution Date, the Corporation shall (i) declare or pay any dividend on the Common Shares payable in Common Shares or (ii) effect a subdivision, combination or consolidation of the Common Shares (by reclassification or otherwise than by payment of dividends in

     Common Shares) into a greater or lesser number of Common Shares,

     then in any such case (y) the number of Common Shares purchasable after such event upon proper exercise of each Right shall be determined by multiplying the number of Common Shares so

     purchasable immediately prior to such event by a fraction, the numerator of which is the number of Common Shares outstanding immediately before such event and the denominator of which is the number of Common Shares outstanding immediately after such event,

     and (z) each Common Share outstanding immediately after such event shall have issued with respect to it that number of Rights which each Common Share outstanding immediately prior to such event had issued with respect to it.  The adjustments provided for in this Section 11(n) shall be made successively whenever such a dividend is declared or paid or such a subdivision,

     combination or consolidation is effected.



          Section 12.  Certificate of Adjusted Purchase Price or

     Number of Shares.  Whenever an adjustment is made as provided in

     Sections 11 and 13, the Corporation shall promptly (a) prepare a certificate setting forth such adjustment, and a brief statement of the facts accounting for such adjustment, (b) file with the

     Rights Agent and with each transfer agent for the Common Shares a copy of such certificate and (c) mail a brief summary thereof to each holder of a Right Certificate in accordance with Section 25.

     The Rights Agent shall be fully protected in relying on such certificate and shall not be deemed to have knowledge of any adjustment unless and until it shall have received such certificate.



          Section 13.  Consolidation, Merger or Sale or Transfer of

     Assets or Earning Power.  In the event, directly or indirectly,

     (a) the Corporation shall consolidate with, or merge with and into, any other Person, (b) any Person shall consolidate with the

     Corporation, or merge with and into the Corporation and the

     Corporation shall be the continuing or surviving corporation of such merger or consolidation and, in connection with such merger or consolidation, all or part of the Common Shares shall be changed into or exchanged for stock or other securities of any other Person (or the Corporation) or cash or any other property,

     or (c) the Corporation shall sell or otherwise transfer (or one or more of its Subsidiaries shall sell or otherwise transfer), in one or more transactions, assets or earning power (including without limitation securities creating any obligation on the part of the Corporation and/or any of its Subsidiaries) aggregating

     50% or more of the assets or earning power of the Corporation and its Subsidiaries (taken as a whole) to any other Person other than the Corporation or one or more of its wholly-owned

     Subsidiaries, then, and in each such case, proper provision shall be made so that (i) each holder of a Right (except as otherwise provided herein) shall thereafter have the right to receive, upon the exercise thereof in accordance with the terms of this

     Agreement and in lieu of Common Shares of the Corporation, such number of validly authorized and issued, fully paid,

     nonassessable and freely tradeable Common Shares of such other

     Person (including the Corporation as successor thereto or as the surviving corporation), free and clear of any liens, encumbrances and other adverse claims and not subject to any rights of call or first refusal, as shall be equal to the result obtained by (A)

     multiplying the then current Purchase Price by the number of

     Common Shares for which a Right is then exercisable (without taking into account any adjustment previously made pursuant to

     Section 11(a)(ii)) and dividing that product by (B) 50% of the then current per share market price of the Common Shares of such other Person (determined pursuant to Section 11(d)) on the date of consummation of such consolidation, merger, sale or transfer;

     (ii) the Issuer of such Common Shares shall thereafter be liable for, and shall assume, by virtue of such consolidation, merger,

     sale or transfer, all the obligations and duties of the

     Corporation pursuant to this Agreement; (iii) the term

     "Corporation" shall thereafter be deemed to refer to such Issuer;

     and (iv) such Issuer shall take such steps (including, but not limited to, the reservation of a sufficient number of its Common

     Shares) in connection with such consummation as may be necessary to assure that the provisions hereof shall thereafter be

     applicable, as nearly as reasonably may be, in relation to the

     Common Shares thereafter deliverable upon the exercise of the

     Rights.  For purposes of this Section 13, "Issuer" shall mean (x)

     in the case of any event described in Sections 13(a) or (b)

     above, the Person that is the continuing, surviving, resulting or acquiring Person (including the Corporation as the continuing or surviving corporation of a transaction described in Section 13(b)

     above), and (y) in the case of any event described in Section

     13(c) above, the Person that is the party receiving the greatest portion of the assets or earning power (including without

     limitation securities creating any obligation on the part of the

     Corporation and/or any of its Subsidiaries) transferred pursuant to such transaction or transactions; provided, however, that, in any such case, (A) if (1) no class of equity security of such

     Person is, at the time of such merger, consolidation or

     transaction and has been continuously over the preceding 12-month period, registered pursuant to Section 12 of the Securities

     Exchange Act of 1934, as amended, and (2) such Person is a

     Subsidiary, directly or indirectly, of another Person, a class of equity security of which is and has been so registered, the term

     "Issuer" shall mean such other Person; and (B), in case such

     Person is a Subsidiary, directly or indirectly, of more than one

     Person, a class of equity security of two or more of which are and have been so registered, the term "Issuer" shall mean

     whichever of such Persons is the issuer of the equity security having the greatest aggregate market value. Notwithstanding the foregoing, if the Issuer in any of the events listed above is not a corporation or other legal entity having outstanding equity securities, then, and in each such case, (i) if the Issuer is directly or indirectly wholly owned by a corporation or other legal entity having outstanding equity securities, then all references to Common Shares of the Issuer shall be deemed to be references to the Common Shares of the corporation or other legal entity having outstanding equity securities which ultimately controls the Issuer, and (ii) if there is no such corporation or other legal entity having outstanding equity securities, (Y)

     proper provision shall be made so that the Issuer shall create or otherwise make available for purposes of the exercise of the

     Rights in accordance with the terms of this Agreement, a type or types of security or securities having a fair market value at least equal to the economic value of the Common Shares which each holder of a Right would have been entitled to receive if the

     Issuer had been a corporation or other legal entity having outstanding equity securities; and (Z) all other provisions of this Agreement shall apply to the issuer of such securities as if such securities were Common Shares.  The Corporation shall not consummate any such consolidation, merger, sale or transfer unless prior thereto the Issuer shall have a sufficient number of authorized Common Shares (or other securities as contemplated above) which have not been issued or reserved for issuance to permit the exercise in full of the Rights in accordance with this

     Section 13 and unless prior to such consummation the Corporation and such Issuer shall have executed and delivered to the Rights

     Agent a supplemental agreement providing for the terms set forth in this Section 13 and further providing that as soon as

     practicable after the consummation of any such consolidation,

     merger, sale or transfer, the Issuer will



               (i)  prepare and file a registration statement

          under the Securities Act, with respect to the Rights

          and the securities purchasable upon exercise of the

          Rights on an appropriate form, and will use its best

          efforts to cause such registration statement to (A)

          become effective as soon as practicable after such

          filing and (B) remain effective (with a prospectus at

          all times meeting the requirements of the Act) until

          the earlier of the Expiration Date or the Redemption

          Date; and

               (ii) deliver to holders of the Rights historical

          financial statements for the Issuer and each of its

          Affiliates which comply in all respects with the

          requirements for registration on Form 10 under the

          Exchange Act.



     The Corporation shall not enter into any transaction of the kind referred to in this Section 13 if at the time of such transaction there are any rights, warrants, instruments or securities

     outstanding or any agreements or arrangements which, as a result of the consummation of such transaction, would eliminate or substantially diminish the benefits intended to be afforded by the Rights.  The provisions of this Section 13 shall similarly apply to successive mergers or consolidations or sales or other transfers.



          Section 14.  Fractional Rights and Fractional Shares.

          (a)  The Corporation shall not be required to issue

     fractions of Rights or to distribute Right Certificates which evidence fractional Rights.  In lieu of such fractional Rights,

     there shall be paid to the registered holders of the Right

     Certificates with regard to which such fractional Rights would otherwise be issuable, an amount in cash equal to the same fraction of the current market value of a whole Right.  For the purposes of this Section 14(a), the current market value of a whole Right shall be the closing price of the Rights for the

     Trading Day immediately prior to the date on which such

     fractional Rights would have been otherwise issuable.  The closing price for any day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Rights are not

     listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal

     national securities exchange on which the Rights are listed or admitted to trading or, if the Rights are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by

     NASDAQ or such other system then in use or, if on any such date the Rights are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a

     professional market maker making a market in the Rights selected by the Board of Directors of the Corporation.  If on any such date no such market maker is making a market in the Rights, the fair value of the Rights on such date as determined in good faith by the Board of Directors of the Corporation shall be used.



          (b)  The Corporation shall not be required to issue

     fractions of Common Shares upon exercise of the Rights or to distribute certificates which evidence fractional Common Shares.

     In lieu of fractional Common Shares, the Corporation shall pay to the registered holders of Right Certificates at the time such

     Rights are exercised as herein provided an amount in cash equal to the same fraction of the current market value of one Common

     Share.  For the purposes of this Section 14(b), the current market value of a Common Share shall be the closing price of a

     Common Share (as determined pursuant to Section 11(d)) for the

     Trading Day immediately prior to the date of such exercise.



          (c)  The holder of a Right by the acceptance of the Right

     expressly waives his right to receive any fractional Rights or any fractional shares upon exercise of a Right (except as

     provided above).



          Section 15.  Rights of Action.  All rights of action in

     respect of this Agreement, excepting the rights of action given to the Rights Agent under Section 18, are vested in the

     respective registered holders of the Right Certificates (and,

     prior to the Distribution Date, the registered holders of the

     Common Shares); and any registered holder of any Right

     Certificate (or, prior to the Distribution Date, of the Common

     Shares), without the consent of the Rights Agent or of the holder of any other Right Certificate (or, prior to the Distribution

     Date, of the Common Shares), may, in his own behalf and for his own benefit, enforce, and may institute and maintain any suit,

     action or proceeding against the Corporation to enforce, or otherwise act in respect of, his right to exercise the Rights evidenced by such Right Certificate in the manner provided in such Right Certificate and in this Agreement.  Without limiting the foregoing or any remedies available to the holders of Rights,

     it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this

     Agreement and will be entitled to specific performance of the obligations under, and injunctive relief against actual or threatened violations of the obligations of any person subject to, this Agreement.



          Section 16.  Agreement of Right Holders.  Every holder of a

     Right, by accepting the same, consents and agrees with the

     Corporation and the Rights Agent and with every other holder of a

     Right that:



          (a)  prior to the Distribution Date, the Rights will be

     transferable only in connection with the transfer of the Common

     Shares:



          (b)  after the Distribution Date, the Right Certificates are transferable only on the registry books of the Rights Agent if surrendered at the principal office of the Rights Agent, duly endorsed or accompanied by a proper instrument of transfer; and



          (c)  the Corporation and the Rights Agent may deem and treat the person in whose name the Right Certificate (or, prior to the

     Distribution Date, the associated Common Shares certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Right Certificates or the associated Common Shares certificate made by anyone other than the Corporation or the

     Rights Agent) for all purposes whatsoever, and neither the

     Corporation nor the Rights Agent shall be affected by any notice to the contrary.

          Section 17.  Right Certificate Holder Not Deemed a

     Shareholder.  No holder, as such, of any Right Certificate shall be entitled to vote, receive dividends or be deemed for any purpose the holder of the Common Shares, or any other securities of the Corporation which may at any time be issuable on the exercise of the Rights represented thereby, nor shall anything contained herein or in any Right Certificate be construed to confer upon the holder of any Right Certificate, as such, any of the rights of a shareholder of the Corporation or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting shareholders (except as provided in

     Section 25), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by such Right

     Certificate shall have been exercised in accordance with the provisions hereof.



          Section 18.  Concerning the Rights Agent.  The Corporation

     agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and other disbursements incurred in the administration and execution of this Agreement and the exercise and performance of its duties hereunder.  The Corporation also agrees to indemnify the Rights Agent for, and to hold it harmless against, any loss,

     liability, or expense incurred, in the absence of negligence, bad faith or willful misconduct on the part of the Rights Agent, for anything done or omitted by the Rights Agent in connection with the acceptance and administration of this Agreement, including the costs and expenses of defending against any claim of

     liability in the premises.



          The Rights Agent shall be protected and shall incur no

     liability for, or in respect of any action taken, suffered or omitted by it in connection with, its administration of this

     Agreement in reliance upon any Right Certificate or certificate for the Common Shares or for other securities of the Corporation,

     instrument of assignment or transfer, power of attorney,

     endorsement, affidavit, letter, notice, direction, consent,

     certificate, statement, or other paper or document believed by it to be genuine and to be signed, executed and, where necessary,

     verified or acknowledged, by the proper person or persons, or otherwise upon the advice of counsel as set forth in Section 20.



          Section 19.  Merger or Consolidation or Change of Name of

     Rights Agent.  Any corporation into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Rights Agent or any successor Rights

     Agent shall be a party, or any corporation succeeding to the stock transfer or corporate trust business of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights

     Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such corporation would be eligible for appointment as a successor Rights Agent under the provisions of

     Section 21. In case at the time such successor Rights Agent shall succeed to the agency created by this Agreement any of the

     Right Certificates shall have been countersigned but not

     delivered, any such successor Rights Agent may adopt the

     countersignature of the predecessor Rights Agent and deliver such

     Right Certificates so countersigned; and in case at that time any of the Right Certificates shall not have been countersigned, any successor Rights Agent may countersign such Right Certificates either in the name of the predecessor Rights Agent or in the name of the successor Rights Agent; and in all such cases such Right

     Certificates shall have the full force provided in the Right

     Certificates and in this Agreement.



          In case at any time the name of the Rights Agent shall be

     changed and at such time any of the Right Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Right

     Certificates so countersigned; and in case at that time any of the Right Certificates shall not have been countersigned, the

     Rights Agent may countersign such Right Certificates either in its prior name or in its changed name; and in all such cases such

     Right Certificates shall have the full force provided in the

     Right Certificates and in this Agreement.



          Section 20.  Duties of Rights Agent.  The Rights Agent

     undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the

     Corporation and the holders of Right Certificates, by their acceptance thereof, shall be bound:

          (a)  The Rights Agent may consult with legal counsel (who

     may be legal counsel for the Corporation), and the opinion of such counsel shall be full and complete authorization and

     protection to the Rights Agent as to any action taken or omitted by it in good faith and in accordance with such opinion, and the

     Rights Agent shall be entitled to payment or reimbursement for reasonable fees in connection with such consultation.



          (b)  Whenever in the performance of its duties under this

     Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter be proved or established by the

     Corporation prior to taking or suffering any action hereunder,

     such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by any one of the

     Chairman of the Board, the President, any Vice President, the

     Secretary or the Assistant Secretary of the Corporation and

     delivered to the Rights Agent; and such certificate shall be full authorization to the Rights Agent for any action taken or

     suffered in good faith by it under the provisions of this

     Agreement in reliance upon such certificate.



          (c)  The Rights Agent shall be liable hereunder to the

     Corporation and any other Person only for its own negligence, bad faith or willful misconduct.



          (d)  The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this

     Agreement or in the Right Certificates (except its countersignature thereof) or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Corporation only.



          (e)  The Rights Agent shall not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution hereof by the Rights

     Agent) or in respect of the validity or execution of any Right

     Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Corporation of any covenant or condition contained in this Agreement or in any Right

     Certificate; nor shall it be responsible for any change in the exercisability of the Rights (including the Rights becoming void pursuant to Section 11(a)(ii)) or any adjustment in the terms of the Rights (including the manner, method or amount thereof)

     provided for in Sections 3, 11, 13, 23 or 24, or the ascertaining of the existence of facts that would require any such change or adjustment (except with respect to the exercise of Rights

     evidenced by Right Certificates after actual notice that such change or adjustment is required); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any Common Shares to be issued pursuant to this Agreement or any Right Certificate or as to whether any Common Shares will, when issued, be validly authorized and issued, fully paid and nonassessable.



          (f)  The Corporation agrees that it will perform, execute,

     acknowledge and deliver or cause to be performed, executed,

     acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the

     Rights Agent for the carrying out or performing by the Rights

     Agent of the provisions of this Agreement.



          (g)  The Rights Agent is hereby authorized and directed to accept written instructions with respect to the performance of its duties hereunder from any one of the Chairman of the Board,

     the President, any Vice President, the Secretary or the Assistant

     Secretary of the Corporation, and to apply to such officers for advice or instructions in connection with its duties, and it shall not be liable for any action taken or suffered by it in good faith in accordance with instructions of any such officer or for any delay in acting while waiting for those written

     instructions.  Any application by the Rights Agent for written instructions from the Corporation may, at the option of the

     Rights Agent, set forth in writing any action proposed to be taken or omitted by the Rights Agent under this Rights Agreement and the date on and/or after which such action shall be taken or such omission shall be effective.  The Rights Agent shall not be liable for any action taken by, or omission of, the Rights Agent in accordance with a proposal included in any such application on or after the date specified in such application (which date shall not be less than five Business Days after the date any such officer of the Corporation actually receives such application,

     unless any such officer shall have consented in writing to an earlier date) unless, prior to taking any such action (or the effective date in the case of an omission), the Rights Agent shall have received written instructions in response to such application specifying the action to be taken or omitted.

          (h)  The Rights Agent and any shareholder, director, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Corporation or become pecuniarily interested in any transaction in which the

     Corporation may be interested, or contract with or lend money to the Corporation or otherwise act as fully and freely as though it were not Rights Agent under this Agreement.  Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Corporation or for any other legal entity.



          (i)  The Rights Agent may execute and exercise any of the

     rights or powers hereby vested in it or perform any duty

     hereunder either itself or by or through its attorneys or agents,

     and the Rights Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Corporation resulting from any such act, default, neglect or misconduct, provided reasonable care was exercised in the selection and continued employment thereof.



          (j)  No provision of this Agreement shall require the Rights

     Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of its rights unless the Rights

     Agent has been provided with the necessary funds to pay in full amounts payable with respect thereto.



          Section 21.  Change of Rights Agent.  The Rights Agent or

     any successor Rights Agent may resign and be discharged from its duties under this Agreement upon 30 days' notice in writing mailed to the Corporation and to each transfer agent of the

     Common Shares by registered or certified mail, and to the holders of the Right Certificates by first-class mail.  The Corporation may remove the Rights Agent or any successor Rights Agent upon 30 days' notice in writing, mailed to the Rights Agent or successor

     Rights Agent, as the case may be, and to each transfer agent of the Common Shares by registered or certified mail, and to the holders of the Right Certificates by first-class mail.  If the

     Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Corporation shall appoint a successor to the Rights Agent. If the Corporation shall fail to make such appointment within a period of 30 days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated

     Rights Agent or by the holder of a Right Certificate who shall,

     with such notice, submit his Right Certificate for inspection by the Corporation, then the registered holder of any Right

     Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent.  Any successor Rights

     Agent, whether appointed by the Corporation or by such a court,

     shall be (i) a corporation organized and doing business under the laws of the United States (or of any other state of the United

     States so long as such corporation is authorized to do business as a banking institution), in good standing, which is authorized under such laws to exercise corporate trust or stock transfer powers and is subject to supervision or examination by federal or state authority and which has at the time of its appointment as

     Rights Agent a combined capital and surplus of at least $100 million or (ii) a subsidiary of a corporation described in clause

     (i) of this sentence.  After appointment, the successor Rights

     Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights

     Agent without further act or deed; but the predecessor Rights

     Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose.  Not later than the effective date of any such appointment the Corporation shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the

     Common Shares, and mail a notice thereof in writing to the registered holders of the Right Certificates.  Failure to give any notice provided for in this Section 21, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.



          Section 22.  Issuance of New Right Certificates.

     Notwithstanding any of the provisions of this Agreement or of the

     Rights to the contrary, the Corporation may, at its option, issue new Right Certificates evidencing Rights in such form as may be approved by its Board of Directors to reflect any adjustment or change in the Purchase Price and the number or kind or class of shares or other securities or property purchasable under the

     Right Certificates made in accordance with the provisions of this

     Agreement.

          Section 23.  Redemption.

          (a)  The Board of Directors of the Corporation may, at its

     option, at any time prior to the earlier of (i) the Final

     Expiration Date and (ii) the tenth calendar day following the

     Share Acquisition Date (or, if the Share Acquisition Date shall have occurred prior to the Record Date, the Close of Business on the tenth calendar day following the Record Date), or such later date as may be specified by a majority of the Board of Directors,

     redeem all but not less than all the then outstanding Rights at a redemption price of $.01 per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such redemption price being hereinafter referred to as the "Redemption Price").  The

     redemption of the Rights by the Board of Directors may be made effective at such time on such basis and with such conditions as the Board of Directors in its sole discretion may establish.



          (b)  If following the occurrence of a Share Acquisition Date and following the expiration of the right of redemption hereunder but prior to the occurrence of an event described in Sections

     (A), (B), (C) or (D) of Section 11(a)(ii) or Sections (a), (b) or

     (c) of Section 13 ("Triggering Event") each of the following shall have occurred and remain in effect:  (i) a Person who is an

     Acquiring Person shall have transferred or otherwise disposed of a number of Common Shares in a transaction, or series of

     transactions, which did not result in the occurrence of any

     Triggering Event such that such Person is thereafter a Beneficial

     Owner of less than 10% of the outstanding Common Shares, (ii)

     there are no other Persons, immediately following the occurrence of the event described in clause (i), who are Acquiring Persons,

     and (iii) the transfer or other disposition described in clause

     (i) above was other than pursuant to a transaction, or series of transactions, which directly or indirectly involved the

     Corporation or any of its Subsidiaries, then the right of

     redemption set forth in Section 23(a) shall be reinstated and thereafter be subject to the provisions of this Section.



          (c)  Immediately upon the action of the Board of Directors of the Corporation ordering the redemption of the Rights pursuant to paragraph (a) of this Section 23, and without any further action and without any notice, the right to exercise the Rights will terminate and the only right thereafter of the holders of

     Rights shall be to receive the Redemption Price.  The Corporation may, at its option, pay the Redemption Price in cash, Common

     Shares (based upon the current per share market price of the

     Common Shares (determined pursuant to Section 11(d)) at the time of redemption) or any other form of consideration deemed

     appropriate by the Board of Directors. The Corporation shall promptly give public notice of any such redemption; provided,

     however, that the failure to give, or any defect in, any such notice shall not affect the validity of such redemption.  Within

     10 days after such action of the Board of Directors ordering the redemption of the Rights pursuant to paragraph (a) of this

     Section 23, the Corporation shall mail a notice of redemption to all the holders of the then outstanding Rights at their last addresses as they appear upon the registry books of the Rights

     Agent or, prior to the Distribution Date, on the registry books of the transfer agent for the Common Shares. Any notice which is mailed in the manner herein provided shall be deemed given,

     whether or not the holder receives the notice.  Each such notice of redemption will state the method by which the payment of the

     Redemption Price will be made.  Neither the Corporation nor any of its Affiliates or Associates may redeem, acquire or purchase for value any Rights at any time in any manner other than that specifically set forth in this Section 23 or in Section 24, and other than in connection with the purchase of Common Shares prior to the Distribution Date.



          Section 24.  Exchange.

          (a)  The Board of Directors of the Corporation may, at its

     option, at any time after any Person becomes an Acquiring Person,

     exchange all or part of the then outstanding and exercisable

     Rights (which shall not include Rights that have become void pursuant to the provisions of Section 11(a)(ii)) for Common

     Shares at an exchange ratio of one Common Share per Right,

     appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such exchange ratio being hereinafter referred to as the "Exchange

     Ratio").  Notwithstanding the foregoing, the Board of Directors shall not be empowered to effect such exchange at any time after any Person (other than the Corporation, any Subsidiary of the

     Corporation, any employee benefit plan of the Corporation or any such Subsidiary, or any entity holding Common Shares for or pursuant to the terms of any such plan), together with all

     Affiliates and Associates of such person, becomes the Beneficial

     Owner of 50% or more of the Class A Common Shares then

     outstanding.

          (b)  Immediately upon the action of the Board of Directors of the Corporation ordering the exchange of any Rights pursuant to subsection (a) of this Section 24 and without any further action and without any notice, the right to exercise such Rights shall terminate and the only right thereafter of a holder of such

     Rights shall be to receive that number of Common Shares equal to the number of such Rights held by such holder multiplied by the

     Exchange Ratio.  The Corporation shall promptly give public notice of any such exchange; provided, however, that the failure to give, or any defect in, such notice shall not affect the validity of such exchange.  The Corporation promptly shall mail a notice of any such exchange to all of the holders of such Rights at their last addresses as they appear upon the registry books of the Rights Agent.  Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice.  Each such notice of exchange will state the method by which the exchange of the Common Shares for Rights will be effected and, in the event of any partial exchange, the number of Rights which will be exchanged.  Any partial exchange shall be effected pro rata based on the number of Rights (other than

     Rights which have become void pursuant to the provisions of

     Section 11(a)(ii)) held by each holder of Rights.



          (c)  In any exchange pursuant to this Section 24, the

     Corporation, at its option, may substitute equivalent common shares, as such term is defined in Section 11(b), for Common

     Shares exchangeable for Rights, as appropriately adjusted to reflect adjustments in the voting rights of the applicable class of Common Shares pursuant to the terms thereof, so that the fraction of an equivalent common share delivered in lieu of each

     Common Share shall have the same voting rights as one Common

     Share of the same class.



          (d)  In the event that there shall not be sufficient Common

     Shares issued but not outstanding or authorized but unissued to permit any exchange of Rights as contemplated in accordance with this Section 24, the Corporation shall take all such action as may be necessary to authorize additional Common Shares for issuance upon exchange of the Rights.



          (e)  The Corporation shall not be required to issue

     fractions of Common Shares or to distribute certificates which evidence fractional Common Shares.  In lieu of such fractional

     Common Shares, the Corporation shall pay to the registered holders of the Right Certificates with regard to which such fractional Common Shares would otherwise be issuable an amount in cash equal to the same fraction of the current market value of a whole Common Share.  For the purposes of this paragraph (e), the current market value of a whole Common Share shall be the closing price of a Common Share (as determined pursuant to Section 11(d))

     for the Trading Day immediately prior to the date of exchange pursuant to this Section 24.



          Section 25.  Notice of Certain Events.

          (a)  In case the Corporation shall propose (i) to pay any

     dividend payable in stock of any class to the holders of any class of its Common Shares or to make any other distribution to the holders of its Common Shares (other than a regular quarterly cash dividend), (ii) to offer to the holders of its Common Shares rights or warrants to subscribe for or to purchase any additional

     Common Shares or shares of stock of any class or any other securities, rights or options, (iii) to effect any

     reclassification of its Common Shares, (iv) to effect any

     consolidation or merger into or with, or to effect any sale or other transfer (or to permit one or more of its Subsidiaries to effect any sale or other transfer), in one or more transactions,

     of 50% or more of the assets or earning power of the Corporation and its Subsidiaries (taken as a whole) to, any other Person, or

     (v) to effect the liquidation, dissolution or winding up of the

     Corporation, then, in each such case, the Corporation shall give to each holder of a Right Certificate, in accordance with Section

     26, a notice of such proposed action, which shall specify the record date for the purposes of such stock dividend, or

     distribution of rights or warrants, or the date on which such reclassification, consolidation, merger, sale, transfer,

     liquidation, dissolution, or winding up is to take place and the date of participation therein by the holders of the Common

     Shares, if any such date is to be fixed, and such notice shall be so given in the case of any action covered by clause (i) or (ii)

     above at least 10 days prior to the record date for determining holders of the Common Shares for purposes of such action, and in the case of any such other action, at least 10 days prior to the date of the taking of such proposed action or the date of

     participation therein by the holders of the Common Shares,

     whichever shall be the earlier.



          (b) In case any event set forth in Section 11(a)(ii) shall occur, then the Corporation shall as soon as practicable thereafter give to each holder of a Right Certificate, in

     accordance with Section 26, a notice of the occurrence of such event, which notice shall describe such event and the

     consequences of such event to holders of Rights under Section

     11(a)(ii).



          Section 26.  Notices.  Notices or demands authorized by this

     Agreement to be given or made by the Rights Agent or by the holder of any Right Certificate to or on the Corporation shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Rights Agent) as follows:



                    Lilly Industries, Inc.
                    733 S. West Street
                    Indianapolis, Indiana 46225
                    Attention:     Douglas W. Huemme,
                              Chairman, President and
                                 Chief Executive Officer


     Subject to the provisions of Section 21, any notice or demand authorized by this Agreement to be given or made by the

     Corporation or by the holder of any Right Certificate to or on the Rights Agent shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Corporation) as follows:



                    KeyCorp Shareholder Services, Inc.
                    127 Public Square, 15th Floor
                    Cleveland, Ohio 44114
                    Attention:  [Corporate Trust Officer]

     Notices or demands authorized by this Agreement to be given or made by the Corporation or the Rights Agent to the holder of any

     Right Certificate shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the transfer agent for the Common Shares prior to issuance of Right

     Certificates; otherwise, at the address of such holder as shown on the registry books of the Rights Agent.



          Section 27.  Supplements and Amendments.  Prior to the

     Distribution Date, if the Corporation so directs, the Corporation and the Rights Agent shall supplement or amend any provision of this Agreement in any manner which the Corporation may deem desirable without the approval of any holders of Rights or

     Certificates representing Common Shares.  From and after the

     Distribution Date, if the Corporation so directs, the

     Corporation, upon approval by the Board of Directors and the

     Rights Agent, shall supplement or amend this Agreement without the approval of any holders of Rights or Certificates

     representing Common Shares in order (i) to cure any ambiguity,

     (ii) to correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein, (iii) to shorten or lengthen any time period hereunder,

     or (iv) to change or supplement the provisions hereunder in any manner which the Corporation, upon such approval, may deem desirable, including without limitation the addition of other events requiring adjustment to the Rights under Sections 11 or 13 or procedures relating to the redemption of the Rights, which change, amendment or supplement shall not adversely affect the interests of the holders of Rights Certificates (other than an

     Acquiring Person or an Affiliate or Associate of any such

     Person); provided, however, that this Agreement may not be supplemented or amended pursuant to this sentence to lengthen,

     pursuant to clause (iii) of this sentence, any time period unless such lengthening is specifically contemplated hereby or is for the purpose of protecting, enhancing or clarifying the rights of,

     or the benefits to, the holders of Rights.  Upon the delivery of a certificate from the President or any Vice President of the

     Corporation which states that the proposed supplement or

     amendment is in compliance with the terms of this Section 27, the

     Rights Agent shall execute such supplement or amendment;

     provided, however, that the failure or refusal of the Rights

     Agent to execute such supplement or amendment shall not affect the validity or effective date of any supplement or amendment adopted by the Corporation.  Notwithstanding anything in this

     Agreement to the contrary, no supplement or amendment shall be made which decreases the stated Redemption Price or the period of time remaining until the Final Expiration Date.



          Section 28.  Successors.  All the covenants and provisions of this Agreement by or for the benefit of the Corporation or the

     Rights Agent shall bind and inure to the benefit of their

     respective successors and assigns hereunder.



          Section 29.  Benefits of this Agreement.  Nothing in this

     Agreement shall be construed to give to any Person or corporation other than the Corporation, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution

     Date, the Common Shares) any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Corporation, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, the Common Shares).



          Section 30.  Severability.  If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or

     unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.



          Section 31.  Governing Law.  This Agreement and each Right

     Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Indiana and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State, except that the Rights duties and obligations of the Rights Agent shall be governed and construed in accordance with the laws of the State of Ohio.



          Section 32.  Counterparts.  This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.



          Section 33. Descriptive Headings. Descriptive headings of the several Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

          IN WITNESS WHEREOF, the parties hereto have caused this

     Agreement to be duly executed and attested, all as of the day and year first above written.



                                   LILLY INDUSTRIES, INC.

                                   By:  /s/ Douglas W. Huemme
                                        ------------------------
                                        Douglas W. Huemme,
                                           Chairman, President,  and
                                           Chief Executive Officer

     Attest:



     By:  /s/ Roman J. Klusas
          ---------------------------
          Roman J. Klusas, Secretary


                                   KEYCORP SHAREHOLDER SERVICES, INC.


                                   By:  /s/ Laura Thoms
                                        --------------------------
                                        Laura Thoms, Assistant
                                             Vice President

     Attest:


     By:  /s/ T. J. Zimmerman
          --------------------------
          T.J. Zimmerman, Vice President

                                                             EXHIBIT A


                         Form of Right Certificate


     Certificate No.                                   _______ Rights


          NOT EXERCISABLE AFTER JANUARY __, 2006 OR EARLIER IF
          REDEMPTION OR EXCHANGE OCCURS. THE RIGHTS ARE SUBJECT TO REDEMPTION AT $.01 PER RIGHT AND TO EXCHANGE ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT.


                             Right Certificate

                           LILLY INDUSTRIES, INC.


          This certifies that _____________________, or registered assigns, is the registered owner of the number of rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Rights Agreement, dated as of January __, 1996 (the "Rights Agreement"), between Lilly Industries, Inc., an Indiana corporation (the "Corporation"), and [Rights Agent], (the "Rights Agent"), to purchase from the Corporation at any time after the Distribution Date (as such term is defined in the Rights Agreement) and prior to 5:00 P.M., eastern standard time, on January 12, 2006 at the office of the Rights Agent designated for such purpose, or at the office of its successor as Rights Agent, one fully paid nonassessable share of the [Class A or Class B] Common Stock, without par value, of the Corporation (the "Common Shares"), at a purchase price of $55.00 per Common Share (the "Purchase Price"), upon presentation and surrender of this Right Certificate with the Form of Election to Purchase duly executed. The number of Rights evidenced by this Right Certificate (and the number of Common Shares which may be purchased upon exercise hereof) set forth above, and the Purchase Price set forth above, are the number and Purchase Price as of January 26, 1996, based on the Common Shares as constituted at such date. As provided in the Rights Agreement, the Purchase Price and the number of Common Shares which may be purchased upon the exercise of the Rights evidenced by this Right Certificate are subject to modification and adjustment upon the happening of certain events.

          This Right Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are incorporated herein by this reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations of the Corporation and of the holders of the Right Certificates. Copies of the Rights Agreement are on file at the principal executive offices of the Corporation and the above-mentioned offices of the Rights Agent.

          This Right Certificate, with or without other Right Certificates, upon surrender at the principal office of the Rights Agent, may be exchanged for another Right Certificate or Right Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of Common Shares as the Rights evidenced by the Right Certificate or Right Certificates surrendered shall have entitled such holder to purchase. If this Right Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Right Certificate or Right Certificates for the number of whole Rights not exercised. In no event will certificates for fractional Rights be issued.

          Subject to the provisions of the Rights Agreement, the Rights evidenced by this Certificate (i) may be redeemed in whole, but not in part, by the Corporation at a redemption price of $.01 per Right or (ii) may be exchanged in whole or in part for an equal number of Common Shares.

          No fractional Common Shares will be issued upon the exercise of any Right or Rights evidenced hereby, but in lieu thereof a cash payment will be made, as provided in the Rights Agreement.

          No holder of this Right Certificate shall be entitled to vote or receive dividends or be deemed for any purpose the holder of the Common Shares or of any other securities of the Corporation which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a shareholder of the Corporation or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting shareholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Right Certificate shall have been exercised as provided in the Rights Agreement.

          This Right Certificate shall not be valid or obligatory for any purchase until it shall have been countersigned by the Rights Agent.

          WITNESS the facsimile signature of the proper officers of the Corporation, and its corporate seal. Dated as of January 12, 1996.


     ATTEST:                  LILLY INDUSTRIES, INC.


     ---------------------    By:
     Secretary                     -----------------------------
                                   Chairman, President and Chief
                                        Executive Officer

     Countersigned:

     KEYCORP SHAREHOLDER SERVICES, INC.


     By:
          --------------------------
          Authorized Signature

                 Form of Reverse Side of Right Certificate


                             FORM OF ASSIGNMENT


          (To be executed by the registered holder if such holder desires to transfer the Right Certificate.)


          FOR VALUE RECEIVED ___________________ hereby sells, assigns and transfers unto ____________________________________________
                         (Please print name and address of transferee) this Right Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint ______________, Attorney, to transfer the within Right Certificate on the books of the within-named Corporation, with full power of substitution.


     Dated:    ___________, __________


                                        _____________________________
                                        Signature

     Signature Guaranteed:

          Signatures must be guaranteed by a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States.

     ================================================================

                                CERTIFICATE

          The undersigned hereby certifies that the Rights evidenced by this Right Certificate are not beneficially owned by an Acquiring Person or an Affiliate or Associate hereof (as defined in the Rights Agreement).

                                        ____________________________
                                        Signature

     ===============================================================

                        FORM OF ELECTION TO PURCHASE


                    (To be executed if holder desires to
                      exercise the Right Certificate.)


     To Lilly Industries, Inc.:

          The undersigned hereby irrevocably elects to exercise
     _______________________ Rights represented by this Right
     Certificate to purchase the Common Shares issuable upon the exercise of such Rights and requests that certificates for such Common Shares be issued in the name of:

     Please insert social security
     or other identifying number:  ____________________________


     __________________________________________________________
                      (Please print name and address)
     __________________________________________________________

     If such number of Rights shall not be all the Rights evidenced by this Right Certificate, a new Right Certificate for the balance remaining of such Rights shall be registered in the name of and delivered to:

     Please insert social security
     or other identifying number:  ____________________________

     __________________________________________________________
                      (Please print name and address)
     __________________________________________________________


     Dated:    _____________, ________



                                        _______________________
                                        Signature
     Signature Guaranteed:

          Signatures must be guaranteed by a participant in the Securities Transfer Agents Medallion Program, the Stock Exchanges Medallion Program or the New York Stock Exchange Inc. Medallion Signature Program.

     ================================================================


     CERTIFICATE

          The undersigned hereby certifies that the Rights evidenced by this Right Certificate are not beneficially owned by an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement).



                                        ______________________________
                                        Signature

     =================================================================


                                   NOTICE

          The signature in the foregoing Forms of Assignment and Election must conform to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.

          In the event the certification set forth above in the Form of Assignment or the Form of Election to Purchase, as the case may be, is not completed, the Corporation and the Rights Agent will deem the beneficial owner of the Rights evidenced by this Right Certificate to be an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement) and such Assignment or Election to Purchase will not be honored.

                                                             EXHIBIT B


                SUMMARY OF RIGHTS TO PURCHASE COMMON SHARES


          On January 12, 1996, the Board of Directors of Lilly Industries, Inc.(the "Company") declared a dividend of one common share purchase right (a "Right" or "Rights") for each outstanding share of all Class A and Class B common stock, without par value (the "Common Shares"), of the Company. The dividend is payable on January 26, 1996 to the shareholders of record as of January 26, 1996 (the "Record Date"). If and when the Rights become exercisable, each Right will entitle the registered holder to purchase from the Company one Common Share at a purchase price of $55.00 (the "Purchase Price"), although the price may be adjusted as described below. The description and terms of the Rights are set forth in a Rights Agreement (the "Rights Agreement") between the Company and KeyCorp Shareholder Services, Inc., as Rights Agent (the "Rights Agent").


     TRADING AND DISTRIBUTION OF RIGHTS

          Initially, shareholders will not receive a separate certificate for the Rights. The Rights will be represented by the outstanding Common Share certificates with a copy of this Summary of Rights attached thereto and the Rights cannot be bought, sold or otherwise traded separately from the Common Shares. Certificates for Common Shares issued after the Record Date will carry a notation that indicates that Rights are attached to the Common Shares and that the terms of the Rights Agreement are incorporated therein.

          Separate certificates representing the Rights will be distributed as soon as practicable after the "Distribution Date," which is the earliest to occur of:

               (1)  10 calendar days following a public
          announcement that a person or group of affiliated or associated persons (an "Acquiring Person") has (a) acquired beneficial ownership of 15% or more of the outstanding Class A Common Shares or (b) become the beneficial owner of an amount of the outstanding Class A Common Shares (but not less than 10%) which the Board of Directors determines to be substantial and which ownership the Board of Directors determines is intended or may be reasonably anticipated, in general, to cause the Company to take actions determined by the Board of Directors to be not in the Company's best long-term interests (an "Adverse Person"), or

               (2) 10 business days (or such later date as may be determined by action of the Board of Directors prior to the time any person or group becomes an Acquiring Person) following the commencement or announcement of an intention to make a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group of 30% or more of such outstanding Class A Common Shares.

          Until the Distribution Date (or earlier exchange, redemption or expiration of the Rights), the surrender for transfer of any certificates for Common Shares outstanding as of the Record Date, even without such notation or a copy of this Summary of Rights being attached thereto, will also constitute the transfer of the Rights associated with the Common Shares represented by such certificate. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights ("Right Certificates") will be mailed to holders of record of the Common Shares as of the close of business on the Distribution Date and, thereafter, such separate Right Certificates alone will evidence the Rights.


     EXERCISABILITY AND EXPIRATION

          The holders of the Rights are not required to take any action until the Rights become exercisable. As described above, the Rights are not exercisable until the Distribution Date. Holders of the Rights will be notified that the Rights have become exercisable when the Rights Agent mails the Rights Certificates. The Rights will expire on January 12, 2006 (the "Final Expiration Date"), unless the Final Expiration Date is extended or unless the Rights are earlier redeemed or exchanged by the Company, in each case, as described below.


     ADJUSTMENTS

          To protect the value of the Rights to the holders, the Purchase Price payable and the number of Common Shares, or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time (1) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Common Shares, (2) upon the grant to holders of the Common Shares of certain rights or warrants to subscribe for or purchase Common Shares at a price, or securities convertible into Common Shares with a conversion price, less than the then current market price of Common Shares, or (3) upon the distribution to holders of the Common Shares of evidences of indebtedness or assets (excluding regular periodic cash dividends paid out of earnings or retained earnings or dividends payable in Common Shares) or of subscription rights or warrants, other than those referred to above.

          These adjustments are called anti-dilution provisions and are intended to ensure that a holder of Rights will not be adversely affected by the occurrence of such events. With certain exceptions, the Company is not required to adjust the Purchase Price until cumulative adjustments require a change of at least 1% in the Purchase Price. No fractional Common Shares will be issued and in lieu thereof, an adjustment in cash will be made based on the market price of the Common Shares on the last trading day prior to the date of exercise.


     FLIP-OVER EVENTS AND FLIP-IN EVENTS

          In the event that (1) the Company is acquired in a merger or other business combination transaction and the Company is not the surviving corporation, or (2) any person consolidates or merges with the Company and all or part of the Company's Common Shares are exchanged for securities, cash or property of any other person, or (3) 50% or more of the Company's consolidated assets or earning power are sold (collectively, "Flip-Over Events"), proper provision will be made so that each holder of a Right will thereafter have the right to receive, upon the exercise thereof at the then current exercise price of the Right, that number of shares of common stock of the acquiring company which at the time of such transaction will have a market value of two times the exercise price of the Right. In the event that (1) an Acquiring Person engages in certain self-dealing transactions, or (2) a person is declared an Adverse Person by the Board of Directors of the Company, or (3) a person acquires 15% or more of the outstanding Class A Common Shares (collectively, "Flip-In Events"), proper provision shall be made so that each holder of a Right, other than Rights beneficially owned by the Acquiring Person (which will thereafter be void), will thereafter have the right to receive upon exercise that number of Common Shares having a market value of two times the exercise price of the Right.


     EXCHANGE OPTION

          At any time after a person becomes an Acquiring Person, and prior to the acquisition by such Acquiring Person of 50% or more of the outstanding Class A Common Shares, the Board of Directors of the Company may exchange the Rights (other than Rights owned by such person or group which have become void), in whole or in part, at an exchange ratio of one Common Share per Right (subject to adjustment).


     REDEMPTION

          At any time prior to the tenth calendar day following the date of a public announcement that a person or group has become an Acquiring Person, the Board of Directors of the Company may redeem the Rights in whole, but not in part, at a price of $.01 per Right (the "Redemption Price"). The redemption of the Rights may be made effective at such time, on such basis and with such conditions as the Board of Directors in its sole discretion may establish. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

          If the Board of Directors' ability to redeem the Rights pursuant to the Rights Agreement has expired because a person or group has become an Acquiring Person, but a Flip-Over Event or certain Flip-In Events have not yet occurred, the redemption right will be reinstated if the Acquiring Person disposes of a sufficient number of the Company's Common Shares so that such person then only owns less than 10% of the outstanding Company's Class A Common Shares and if certain other conditions are met.


          The terms of the Rights may be amended by the Board of Directors of the Company without the consent of the holders of the Rights, except that from and after such time as any person becomes an Acquiring Person no such amendment may adversely affect the interests of the holders of the Rights.

          Until a Right is exercised, the holder thereof, as such, will have no rights as a shareholder of the Company, including, without limitation, the right to vote or to receive dividends.

          A copy of the Rights Agreement is available from the Company at no charge upon written request. This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, which is incorporated herein by this reference.